UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2013 (March 25, 2013)

Ampal-American Israel Corporation
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-538 (Commission File Number)	13-0435685 (IRS Employer Identification No.)
477 Madison Avenue New York, NY, USA (Address of principal executive offices)	10022 (Zip Code)
(866) 447-8636 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On March 22, 2013, The NASDAQ Stock Market (“NASDAQ”) filed a Form 25 with the Securities and Exchange Commission and announced that it had delisted the Class A Stock of Ampal-American Israel Corporation (the “Company”).  On March 25, 2013, NASDAQ announced that it was rescinding its delisting notice and Form 25, which had been erroneously filed.  NASDAQ stated that the Company’s Class A Stock remains listed on The NASDAQ Capital Market, but that the Company’s Class A Stock is currently suspended from trading on NASDAQ pending the outcome of its appeal of a NASDAQ Hearing Panel determination to delist the Company’s Class A Stock.  Should the Hearing Panel determination to delist the Company’s Class A Stock be affirmed, then NASDAQ stated that it will file a Form 25 with the Securities and Exchange Commission to complete the delisting and the delisting would become effective ten days after the Form 25 is filed.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPAL-AMERICAN ISRAEL CORPORATION

Date: March 27, 2013	By:	/s/ Yoram Firon
		Name:	Yoram Firon
		Title:	Vice President - Investments and
Corporate Affairs and Secretary